UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

On June 9, 2025, Klotho Neurosciences, Inc. (the “Company”) mutually agreed with Skybell Technologies, Inc, to terminate the March 26, 2025 Share Exchange Agreement to acquire its SB Security Holdings, LLC, a Delaware limited liability company (“SBSH”) subsidiary. Then, on June 13, 2025, the Company and Skybell Technologies entered into a Termination and Release Agreement memorializing the mutual termination. Neither party will incur an liability as a result of the termination.

The foregoing summary of the Termination and Release Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On June 9, 2025, the Company entered into a Stock Purchase Agreement for the purchaser of shares of the Company’s Series B Preferred stock for a total purchase price of $500,000. The shares of the Company’s Series B Preferred stock are convertible into shares of the Company’s Common Stock at any time after a registration statement of the shares of Common Stock into which the Series B preferred stock are convertible is declared effective by the Securities and Exchange Commission.

The sale listed above was made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the Registrant and the purchaser, the Registrant had reasonable grounds to believe immediately prior to making an offer to such individual, and did in fact believe, that such individual (1) was purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of his investment and was able to bear those risks. An appropriate restrictive legend is imprinted upon the certificates representing such shares, and stop-transfer instructions have been entered in the Registrant’s transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
4.1	Termination and Release Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2025	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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